WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^^&L%^YeYW^^>z-}x
z^^^O(S^^.^^^{^^y^^Yw2^?^^^^^E
